EXHIBIT 24

POWER OF ATTORNEY

(Alabama Gas Corporation 2004 Shelf Registration)

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Officers and/or Directors of Alabama Gas Corporation, whose signatures appear below, hereby constitutes and appoints Wm. Michael Warren and Geoffrey C. Ketcham, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement of Alabama Gas Corporation (the “Company”) on Form S-3 relating to the offering of up to $225,000,000 aggregate amount of securities of Alabama Gas Corporation, including all amendments and post-effective amendments to such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and with any state securities commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated as of this 8th day of December, 2004.

/s/ STEPHAN D. BAN	/s/ JULIAN W. BANTON
STEPHEN D. BAN—Director	JULIAN W. BANTON—Director

/s/ J. MASON DAVIS, JR.	/s/ JAMES S. M. FRENCH
J. MASON DAVIS, JR.—Director	JAMES S.M. FRENCH—Director

/s/ T. MICHAEL GOODRICH	/s/ JUDY M. MERRITT
T. MICHAEL GOODRICH—Director	JUDY M. MERRITT—Director

/s/ GARY C. YOUNGBLOOD	/s/ STEPHEN A. SNIDER
GARY C. YOUNGBLOOD—Director	STEPHEN A. SNIDER—Director

/s/ DAVID W. WILSON	/s/ G. C. KETCHAM
DAVID W. WILSON—Director	G. C. KETCHAM—Executive Vice President, CFO and Treasurer

/s/ WM. MICHAEL WARREN, JR.
WM. MICHAEL WARREN, JR.— Director, Chairman and CEO

/s/ PAULA H. RUSHING
PAULA H. RUSHING—Vice President Finance